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                                                                    EXHIBIT 10.5

                             EMPLOYMENT AGREEMENT


        THIS AGREEMENT is entered into as of the 14th day of November, 1995, by and between TVX, Inc., a Delaware corporation (the "Company" or "TVX") and Robert C. Mulverhill (the "Executive").

        WHEREAS, the Company desires to employ the Executive as an executive with the Company and the Executive desires to accept such employment.

        NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, and for other good and valuable consideration, it is hereby agreed as follows:

        1.   Employment and Term.  The Company hereby employs the Executive as
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Executive Vice President and Chief Operating Officer for the period (the
"Employment Period") commencing as of the date of this Agreement and, unless sooner terminated as hereinafter provided, ending on May 14, 1997. If the Company is satisfied with the Executive's performance under this Agreement, the Company may, on or before the end of the Employment Period, extend the term of this Agreement for an additional period of up to five (5) years.

        2.   Duties.
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              (a)   The Executive hereby accepts such employment and agrees to devote his full business time and best efforts during normal business hours to the affairs of the Company's business, provided that he shall at all times act and perform his duties in a manner which is consistent with the best interests of the Company. The Executive shall also perform such other duties, commensurate with his position, as the Company's Board of Directors shall assign to him.

              (b) The Executive agrees to comply with TVX's policies governing business conduct and confidential information as approved by the Company's Board of Directors from time to time provided, that to any extent that this Agreement is inconsistent therewith, this Agreement shall control.

              (c)   The Executive agrees that he shall not accept board
positions or other employment without the prior approval of the Company's Board of Directors which approval will not be unreasonably withheld.
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        3.   Compensation.
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              (a)   During the Employment Period, the Company shall pay to the
Executive a base salary at the rate of $100,000 per year, payable in accordance with TVX's payroll practices for executive officers, with future increases as determined by the Company's Board of Directors.

              (b) Executive shall be entitled to a cash bonus of $50,000 payable upon the closing of an initial public offering with gross proceeds of at least $7.5 million, provided that such closing occurs prior to March 31, 1997 (a "Qualified Offering").

        4.   Working Facilities; Expenses.  The Company shall furnish or cause
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to be furnished to the Executive an office and such other facilities and services as are suitable to his position and adequate for the performance of his duties hereunder, including but not limited to an office, personal computer, printer and a secretary or administrative assistant. Executive agrees to and shall undertake such travel as the performance of the Executive's duties may require. The Company shall promptly reimburse the Executive in accordance with the Company's customary travel and expense reimbursement policies for all reasonable travel and other expenses paid or incurred by the Executive in connection with the performance of his duties hereunder.

        5.   Additional Benefits.  In addition to all other rights of the
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Executive hereunder, the Executive shall be eligible during the Employment
Period to participate in and receive all other benefits from any retirement, life insurance, disability or pension, profit-sharing, savings, cash or other plan or plans or arrangements provided by TVX for its executive officers generally, each such benefit to be made available on the basis applicable to TVX's similarly situated executive officers, as the same may now or hereafter exist and under the terms thereof as the same may be amended from time to time. Other additional benefits may be made available as directed by the Board of Directors from time to time.

        6.   Termination.
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              (a)   If the Company terminates the Executive's employment without cause prior to the end of the Employment Period, he shall be entitled to a severance benefit in lieu of all other compensation, bonus, severance or other payments or benefits arising in connection with his employment, equal to (i) the base salary he would have received through the end of the Employment Period, payable in equal monthly installments through the end of the Employment Period, and (ii) if such termination occurs after a registration statement has been filed with the

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Securities and Exchange Commission which results in a Qualified Offering, a bonus of $50,000 payable in one lump sum upon the closing of such offering. Such payments shall be in full satisfaction of all claims of the Executive against the Company other than for his vested benefits under any of the Company's employee benefit plans in which he is a participant. Executive's resignation or termination by the Company for cause shall not entitle Executive to a severance benefit hereunder.

              (b) Termination for "cause" shall be made by the Company upon written notice to the Executive, which notice shall be authorized by the Board of Directors of the Company. For all purposes hereof, "cause" shall mean: (i) incapacitation of the Executive as evidenced by his inability to perform his responsibilities under this Agreement for a period of ninety (90) consecutive days, (ii) the commission by the Executive of a material act of dishonesty,
(iii) a breach by the Executive of any provision of this Agreement which is not cured within 15 days after delivery of notice thereof to the Executive, (iv) a material violation of any governmental law or regulation to which the Company is subject, (v) a willful failure to use the Executive's best efforts to comply with a reasonable request of the Board of Directors of the Company which is not cured within 15 days after delivery of notice thereof to the Executive, or (vi) evidence, as determined adequate by the Board of Directors in its sole discretion, of alcohol or drug abuse. Any termination under this Section 6(b) shall be effective immediately.

              (c) In the event this Agreement is terminated as a result of the death of the Executive, the Company shall pay to the Executive's estate, on a monthly basis, the Executive's monthly base salary for a period equal to the lesser of (i) the remainder of the Employment Period, or (ii) three (3) months.

        7.   Confidential Information.
             ------------------------

              (a) The Company has provided and will provide the Executive with access to all confidential information, including trade secrets and proprietary information and processes and financial information (hereinafter referred to as the "Confidential Information"), necessary for the performance of the Executive's duties under this Agreement and such Confidential Information will be held by the Executive as the Company's property. Upon termination of his employment hereunder the Executive shall return to the Company all of the Confidential Information and other property of the Company and of any subsidiary and/or affiliated companies in his possession or control.

              (b) The Executive agrees that he will not use for his own benefit or disclose to any other person or entity at any

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time (other than in the ordinary course of the business of the Company) any of the Confidential Information obtained by the Executive while employed by the Company, other than such Confidential Information as is then in the public domain.

        8.   Non-Competition Covenant.
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              (a)   Executive agrees that during the term of this Agreement,
including any period Executive is receiving payments under Section 6(a), Executive shall not directly or indirectly whether as an employer, employee, officer, director, consultant, shareholder, proprietor, associate, partner, agent, representative, or otherwise:

                    (i) become or have an interest in, undertake or join any planning for or organization of, engage in activities or render services for, or associate with, any other person, corporation, firm, partnership or other entity whatsoever engaged in the security industry;

                    (ii) interfere with the customer relations of the Company or any of its subsidiaries or affiliates;

                    (iii) entice, induce or encourage any of the employees, agents or representatives of the Company or any of its subsidiaries or affiliates to engage in any activity which, were it done by Executive, would violate any provision of this Section 8; or

                    (iv) employ or otherwise contract for the services of any employee, consultant or agent of the Company or any of its affiliates or subsidiaries, or in any way influence or solicit any such employee, consultant or agent to leave the employ of the Company or any of its affiliates or subsidiaries.

              (b) Notwithstanding the provisions of Section 8(a)(i), ownership of not more than three percent of the outstanding securities of any class of any corporation that are listed on a national securities exchange or traded in the Nasdaq National Market shall not be considered a breach of this Section 8.

              (c)   If any one or more of the provisions contained in this
Section 8 shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law then in effect.

        9.   Arbitration.  Any and all disputes which my arise under or in
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connection with this Agreement shall be submitted to

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and settled by binding arbitration in Denver, Colorado, in accordance with the
Commercial Arbitration Rules of the American Arbitration Association. The arbitrator may, in his discretion, award legal fees and expenses to the prevailing party. Any award shall constitute a final, non-appealable judgment and may be entered as such by the clerk of any court having jurisdiction.

       10.   Indemnification.  The Company will indemnify the Executive to the
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same extent as it indemnifies its executive officers generally. The executive shall be entitled to the full protection of any insurance policies which the Company may elect to maintain generally for the benefit of its executive officers, against all costs, charges and expenses whatsoever incurred or sustained by him or his legal representatives in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been at any time an officer of TVX or any of its subsidiaries or affiliated companies or by reason of any action at any time taken by him on behalf of TVX or any of its subsidiaries or affiliated companies.

       11.   Amendment.  This Agreement may not be amended, waived, changed,
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modified or discharged except by an instrument in writing executed by or on behalf of the party or parties against whom enforcement of such amendment, waiver, change, modification or discharge is sought.

       12.   Notices.  All notices, requests, demands and other communications
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hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, by certified mail, return receipt requested, as follows:

              (a)   To the Company:

                    TVX, Inc.
                    660 Compton Street
                    Broomfield, Colorado  80020
                    Attn:  President

              (b)   To the Executive:

                    Robert C. Mulverhill
                    9274 South Montrose Way
                    Highlands Ranch, Colorado 80126

and/or to such other persons and addresses as any party shall have specified in writing to the other by notice as aforesaid.

       13.   Assignability.  This Agreement may be assigned by the Company to
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any successor to the Company's business, provided that any such successor agrees to assume all of the Company's obligations hereunder. The Executive may not assign, pledge or

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encumber his interest in this Agreement without the written consent of the
Company. This Agreement shall be binding upon, and shall inure to the benefit of, the Executive's permitted assigns, heirs, executors, administrators and legal representatives. This Agreement shall be binding upon and inure to the benefit of the Company, and its respective successors and assigns.

       14.   Separability.  In the event that any provision of this Agreement
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would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason unless narrowed by construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable in any jurisdiction for any reason. Such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

        15.  Integration.  Except as otherwise expressly provided herein this
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Agreement supersedes all other employment agreements between the Company and
Executive.

        16.  Governing Law.  This Agreement shall be governed by and construed
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in accordance with the laws of the State of Colorado.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       TVX, INC.

                                       By ________________________________
                                          Arnold C. Pohs
                                          Chairman of the Board



                                       THE EXECUTIVE:

                                       __________________________________
                                       Robert C. Mulverhill

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